 Exhibit 99.1

For:	International Baler Corp.
5400 Rio Grande Avenue
Jacksonville, FL 32254

Contact:	William Nielsen
(904) 358-3812

FOR IMMEDIATE RELEASE

Jacksonville, January 10, 2017 - - International Baler Corp. (OTC BULLETIN BOARD: IBAL) International Baler Corporation named William E. Nielsen President and Chief Executive Officer of the Company.

On January 30, 2017 Roger Griffin resigned as President, Chief Executive Officer and Director of International Baler Corporation. Mr. Griffin resigned in order to pursue other interests. The Board of Directors named William E. Nielsen, the Company’s Chief Financial Officer, to the position of President and Chief Executive Officer. Mr. Nielsen has been the Company’s Chief Financial Officer since 1994.

International Baler is an original equipment manufacturer of baling equipment used world-wide. International Baler has been manufacturing baling equipment for over 60 years. The Company’s primary focus is to provide its customers with the best balers on the market and it offers a variety of different models including Vertical Balers, Horizontal Balers, Auto-Tie Balers and Two-Ram Balers.